EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Board Changes

Basingstoke, UK and Philadelphia, US – December 13th, 2007– The Board of Directors of Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ), the global specialty biopharmaceutical company, today announces its Board succession plans. Dr James H Cavanaugh (age 70) will retire as Non-Executive Chairman; Matthew Emmens (56) will succeed him as Non-Executive Chairman.  Angus Russell (51) will be appointed Chief Executive.

These Board changes will become effective at Shire’s AGM in June 2008. Also, at that time, David Kappler will be appointed as Deputy Chairman in addition to his existing role as Senior Independent Director. These appointments have the unanimous support of the Directors.

James Cavanaugh has been Chairman of Shire since 1999 and, on retiring, will have been a member of the Board for 11 years.

Matthew Emmens has 34 years of industry experience and since joining Shire in 2003, has successfully led the Company through a period of significant strategic development, including a number of important M&A transactions. This has created a leading global specialty biopharmaceutical company with a well developed and diversified product portfolio, an excellent management team and a strong corporate culture. Matthew Emmens also has valuable non-executive Board experience in his continuing roles on the Boards of Incyte Corporation (member of Audit Committee) and Vertex Pharmaceuticals Inc. (member of the Science and Technology and Governance committees).

Matthew Emmens’ successor, as Chief Executive, will be Angus Russell, who has been Chief Financial Officer (CFO) since 1999 and who has also been instrumental in Shire’s development in recent years. Angus Russell is well qualified for his new position with eight years experience at Shire as CFO and Executive Board Director and 27 years experience in the pharmaceutical industry including working for ICI, Zeneca and AstraZeneca in finance, strategy and marketing. Throughout his time with Shire, Angus Russell has been a lead member of the Shire Management

Committee that devised and implemented Shire’s long term focused business strategy. Shire will now work to identify a replacement CFO in order to ensure an orderly succession.

As required by the UK Combined Code on Corporate Governance, these appointments have been discussed in advance with major shareholders and representatives of a shareholder representative body. The appointment process has been led by David Kappler as Senior Independent Director at Shire. In reaching the decision to request Matthew Emmens and Angus Russell to take up their new roles, the Board particularly considered Shire's differentiated and successful business model and the significant benefits of continuity to Shire and its shareholders.  It also took account of the need for the Chairman to have a wide range of skills including the capacity for strategic thinking, international business experience, the ability to sustain and enhance the Company's corporate character and the personal standing to continue to represent Shire externally at the highest level.  The Board concluded that Matthew Emmens possessed these skills and in addition has consistently demonstrated the leadership and change management skills that as Chairman are relevant in the rapidly changing pharmaceutical industry environment.

Shire is trading in line with the guidance given on 1 November 2007 when it stated that revenue growth for the year was expected to be at least 30%.

Commenting James Cavanaugh said:

"It is an appropriate time to retire as I will have served some 11 years on Shire’s Board, eight as chairman, at our next Annual General Meeting. Matt has been an exceptional Chief Executive throughout the five years he has spent in the role. Over that time he has served both Shire and its shareholders outstandingly well, leading the company through a period of significant strategic and financial progress and providing strong returns for shareholders, with the company’s market capitalisation rising from £1.7 billion in March 2003 to its current £6.6 billion. Matt will make an excellent non-executive Chairman and we are delighted that he will continue to play an important part in Shire’s continued success.

"Angus will make a strong Chief Executive and has both considerable experience of Shire and the pharmaceutical industry in general. He, with Matt, has been instrumental in guiding Shire’s successful development and creating such good returns for shareholders. Maintaining continuity for a successful specialty biopharmaceutical company in a dynamic industry will we believe protect and develop the Company and future returns to shareholders."

Matthew Emmens commented:

"I would like to thank Dr Cavanaugh for his guidance over many years at Shire. During the time we have worked together, Shire has made great progress. I am delighted at the prospect of becoming non-executive Chairman of the Group and supporting Angus in his new role, for which he is very well qualified. The support of

David Kappler will also prove invaluable. Shire has a clear strategy, a differentiated pharmaceutical business model and is well positioned to take advantage of the many opportunities in its markets.  To date, the success of this strategy is demonstrated by a strong performance, reflected in our recently announced upgraded guidance for revenue growth for 2007. ”

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research; product development including, but not limited to, the successful development of JUVISTA® (Human TGFβ3) and GA-GCB (velaglucerase alfa); manufacturing and commercialization including, but not limited to, the launch and establishment in the market of VYVANSE™(lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products including, but not limited to, the impact of those on Shire’s ADHD franchise; patents including, but not limited to, legal challenges relating to

Shire’s ADHD franchise; government regulation and approval including, but not limited to, the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.